UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2007
PACKETEER, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-26785	77-0420107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10201 NORTH DE ANZA BLVD.
CUPERTINO, CALIFORNIA 95014
(Address of principal executive offices)
Registrant’s telephone number, including area code: (408) 873-4400
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On April 4, 2007, Packeteer, Inc. issued a press release announcing its preliminary revenue for the three months ended March 31, 2007. A copy of the press release is being furnished as Exhibit 99.1 to this filing and is incorporated herein in its entirety by reference. The Company intends to present additional financial information during the Company’s conference call to be held following the release of the Company’s final results for the quarter. The Company currently anticipates making such release on April 19, 2007. The press release and conference call contain forward-looking statements regarding the Company and include cautionary statements identifying factors that could cause actual results to differ materially from those anticipated.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 4, 2007, Packeteer announced that Arturo Cazares has resigned as VP, Worldwide Sales of Packeteer, Inc.
A copy of the press release announcing Mr. Cazares resignation is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statement and Exhibits.
     (c) Exhibits

Exhibit
Number	Description

99.1	Press Release of Packeteer, Inc. dated April 4, 2007 announcing its preliminary revenue for the three months ended March 31, 2007 and the departure of Arturo Cazares as VP, Worldwide Sales.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 4, 2007

Packeteer, Inc.
By:	/s/ David C. Yntema
	Name:	David C. Yntema
	Title:	Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

99.1	Press Release of Packeteer, Inc. dated April 4, 2007 announcing its preliminary revenue for the three months ended March 31, 2007 and the departure of Arturo Cazares as VP, Worldwide Sales.